Exhibit 99 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 78 to Registration Statement No. 002-88912 on Form N-1A of our report dated November 22, 2016, relating to the financial statements and financial highlights of Lord Abbett Municipal Income Fund, Inc., including Lord Abbett Short Duration Tax Free Fund, Lord Abbett Intermediate Tax Free Fund, Lord Abbett AMT Free Municipal Bond Fund, Lord Abbett National Tax Free Fund, Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Short Duration High Yield Municipal Bond Fund, Lord Abbett California Tax Free Fund, Lord Abbett New Jersey Tax Free Fund, and Lord Abbett New York Tax Free Fund appearing in the Annual Report on Form N-CSR of Lord Abbett Municipal Income Fund, Inc. for the year ended September 30, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 27, 2017

Lord Abbett September N-1A
Period End: 9/30/2016	GM 3/02/17